New York Mortgage Trust Reports
First Quarter 2017 Results

NEW YORK, NY - May 3, 2017 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2017.

Summary of First Quarter 2017:

•	Net income attributable to common stockholders of $16.0 million, or $0.14 per share, and comprehensive income to common stockholders of $18.9 million, or $0.17 per share.

•	Net interest income of $13.9 million and portfolio net interest margin of 270 basis points.

•	Book value per common share of $6.08 at March 31, 2017, delivering an economic return of 2.4% for the quarter and an annualized economic return of 9.8%.

•	Declared first quarter dividend of $0.20 per common share that was paid on April 25, 2017.

•
Completed the issuance of $138.0 million aggregate principal amount of Convertible Notes due 2022 that resulted in net proceeds to the Company of approximately $127.0 million at an all in cost to the Company of approximately 8.24%.

•
Sold pools of distressed residential mortgage loans with a carrying value of approximately $50.9 million for aggregate proceeds of approximately $62.6 million, which resulted in a net realized gain, before income taxes, of approximately $11.7 million.

•	Purchased CMBS securities, including a first loss PO security issued by a Freddie Mac-sponsored multi-family K-Series securitization, for a gross purchase price of approximately $112.5 million.

•	Purchased Non-Agency RMBS backed by re-performing and non-performing loans for a gross purchase price of approximately $41.1 million.

Management Overview

Steven Mumma, NYMT's Chairman and Chief Executive Officer, commented: "The Company delivered a solid 2.4% economic return for the first quarter, or 9.8% on an annualized basis. Overall, markets generally rallied during the first quarter, with credit spreads tightening for many higher-yielding assets, including for our multi-family and distressed residential assets where we saw significant improvement in credit spreads from the fourth quarter of 2016. The Company was also able to take advantage of greater buy-side demand for distressed residential assets during the first quarter, completing the sale of approximately $51 million of distressed residential loans during the quarter for a realized pre-tax gain of $12 million. Collectively, these developments helped the Company generate GAAP net earnings of $0.14 per share and comprehensive income of $0.17 per share for the first quarter.
As previously announced, the Company received approximately $127 million in net proceeds from its convertible debt offering in January 2017. The Company has utilized those proceeds to help fund its acquisition of its targeted assets during the quarter, which included approximately $113 million of CMBS securities and approximately $41 million in distressed residential securities. Of significance, included in the CMBS investments during the first quarter was a $29 million investment in a first loss Freddie Mac K-Series securitization, which marks our first new investment in a K-Series securitization in over three years. These new investments had very little impact on first quarter results though, as approximately $104 million of the new investments settled toward the end of the first quarter. We anticipate these investments will provide a greater contribution to the Company’s earnings in the second quarter, which should more than offset the interest expense associated with the convertible debt.
Consistent with the Company’s previously stated intentions, the Company continued to transition its portfolio to one focused increasingly on residential and multi-family credit assets and continues to believe that a portfolio increasingly focused on these types of credit assets is well-suited to deliver sustainable positive economic returns over the longer term.”

Capital Allocation

The following tables set forth our allocated capital by investment type at March 31, 2017, our interest income and interest expense by investment type, and the weighted average yield, average cost of funds and portfolio net interest margin for our interest earning assets (by investment type) for the three months ended March 31, 2017 (dollar amounts in thousands):

Capital Allocation at March 31, 2017:
	Agency RMBS	Agency IOs	Multi-Family (1)	Distressed Residential (2)	Residential Securitized Loans	Other (3)	Total
Carrying Value	$420,124	$61,836	$733,383	$645,455	$91,711	$40,555	$1,993,064
Liabilities
Callable	(361,792)	(35,114)	(215,926)	(262,010)	—	136	(874,706)
Non-Callable	—	—	(28,528)	(119,084)	(87,918)	(45,000)	(280,530)
Convertible	—	—	—	—	—	(127,319)	(127,319)
Hedges (Net) (4)	2,725	2,758	—	—	—	—	5,483
Cash (5)	4,213	32,520	6,762	35,393	—	60,850	139,738
Goodwill	—	—	—	—	—	25,222	25,222
Other	2,886	6,135	5,442	(17,267)	709	(26,111)	(28,206)
Net Capital Allocated	$68,156	$68,135	$501,133	$282,487	$4,502	$(71,667)	$852,746
% of Capital Allocated	8.0%	8.0%	58.8%	33.1%	0.5%	(8.4)%	100.0%

Net Interest Income- Three Months Ended March 31, 2017:
Interest Income	$1,897	$717	$12,953	$7,764	$726	$396	$24,453
Interest Expense	(1,113)	(232)	(2,211)	(3,830)	(336)	(2,813)	(10,535)
Net Interest Income	$784	$485	$10,742	$3,934	$390	$(2,417)	$13,918

Portfolio Net Interest Margin - Three Months Ended March 31, 2017
Average Interest Earning Assets (6)	$441,013	$88,472	$457,943	$661,738	$97,480	$22,892	$1,769,538
Weighted Average Yield on Interest Earning Assets (7)	1.72%	3.24%	11.31%	4.69%	2.98%	6.92%	5.53%
Less: Average Cost of Funds (8)	(1.16)%	(1.77)%	(4.55)%	(3.71)%	(1.49)%	—%	(2.83)%
Portfolio Net Interest Margin (9)	0.56%	1.47%	6.76%	0.98%	1.49%	6.92%	2.70%

(1)
The Company through its ownership of certain securities has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and interest income from multi-family investments is included below in “Additional Information.”

(2)	Includes $447.8 million of distressed residential mortgage loans and $190.2 million of Non-Agency RMBS backed by re-performing and non-performing loans.

(3)
Other includes investments in unconsolidated entities amounting to $11.7 million and mortgage loans held for sale and mortgage loans held for investment totaling $27.7 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets. Other non-callable liabilities consist of $45.0 million in subordinated debentures.

(4)	Includes derivative assets, derivative liabilities, payable for securities purchased related to our TBAs and restricted cash posted as margin.

(5)
Includes $26.9 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes. These deposits are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost of the interest earning assets in our investment portfolio.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.5 million and $2.0 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(9)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated.

Quarter Ended	Agency ARMs	Agency Fixed-Rate RMBS	Agency IOs	Residential Securitizations	Total Weighted Average
March 31, 2017	8.3%	10.6%	15.9%	5.1%	12.6%
December 31, 2016	21.7%	12.3%	19.4%	11.1%	16.9%
September 30, 2016	20.7%	10.0%	18.2%	15.9%	16.1%
June 30, 2016	17.6%	10.2%	15.6%	17.8%	14.6%
March 31, 2016	13.5%	7.9%	14.7%	14.8%	12.7%
December 31, 2015	16.9%	8.5%	14.6%	31.2%	14.7%
September 30, 2015	18.6%	10.5%	18.0%	8.9%	15.1%
June 30, 2015	9.2%	10.6%	16.3%	11.1%	13.3%
March 31, 2015	9.1%	6.5%	14.7%	13.7%	11.5%

First Quarter Earnings Summary

For the quarter ended March 31, 2017, we reported net income attributable to common stockholders of $16.0 million, an increase of $6.3 million from the fourth quarter of 2016. The increase is primarily due to an increase in other income in the first quarter as a result of increased sales activity in our distressed residential loan portfolio and an increase in net unrealized gains on multi-family loans and debt held in securitization trusts primarily due to the tightening of credit spreads during the quarter.

We generated net interest income of $13.9 million and a portfolio net interest margin of 270 basis points for the quarter ended March 31, 2017. The change in net interest income of $0.9 million from the fourth quarter of 2016 was primarily driven by:

•	An increase in interest expense of $2.0 million related to the issuance of $138.0 million principal amount of convertible notes in January 2017.

•	An increase in net interest income of $0.6 million from our Agency IO portfolio in the first quarter due to a decrease in prepayment rates in the first quarter of 2017 from the fourth quarter of 2016.

•
An increase in net interest income of $0.5 million from our Agency ARMs and Agency fixed-rate RMBS portfolio due to a decrease in prepayment rates and decrease in average liabilities in the first quarter.

•
An increase in net interest income of $1.1 million from our multi-family portfolio due to an increase in average interest earning multi-family assets during the first quarter. The increase in average interest earning multi-family assets can be attributed to new multi-family CMBS investments made during the first quarter, which includes a first loss PO security issued by a Freddie Mac-sponsored multi-family K-Series securitization. In addition, average cost of funds decreased during the first quarter.

•
A decrease in net interest income of approximately $1.2 million from our distressed residential portfolio due to a decrease in asset yields as well as an increase in financing costs in the first quarter.

For the quarter ended March 31, 2017, we recognized other income of $16.7 million, primarily from the following:

•	Net unrealized gains amounting to $1.4 million recognized on our multi-family loans and debt held in securitization trusts for the first quarter.

•	Realized losses of $2.4 million and unrealized gains of $1.5 million on our investment securities and related hedges, related to our Agency IO portfolio, for the first quarter.

•	Realized gains of $1.2 million on our investment securities related to our sale of CMBS securities during the first quarter.

•	Net realized gains of $12.0 million from the sale of pools of distressed residential mortgage loans during the first quarter.

•	Other income of $2.8 million, which primarily included income from our multi-family investments in unconsolidated entities during the first quarter.

The following table details the general, administrative and other expenses incurred during the first quarter of 2017 and the fourth quarter of 2016:

	Three Months Ended
General, Administrative and Other Expenses	March 31, 2017	December 31, 2016
Salaries, benefits and directors’ compensation	$2,835	$2,030
Base management and incentive fees	3,078	1,303
Expenses on distressed residential mortgage loans	2,239	2,382
Other general and administrative expenses	2,052	1,505
Total	$10,204	$7,220

Total general, administrative and other expenses for the first quarter of 2017 were approximately $10.2 million, up from $7.2 million for the fourth quarter of 2016. The increase can be primarily attributed to incentive fees earned on our distressed residential loan strategy due to increased sales activity during the first quarter of 2017. The increase in salaries, benefits and directors' compensation can be attributed to an increase in estimated bonus compensation as well as an increase in stock based compensation expense due to the increase in number of employees from the internalization of RiverBanc and the issuance of restricted stock to these employees.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended March 31, 2017 (amounts in thousands, except per share):

	Quarter Ended March 31, 2017
	Amount	Shares	Per Share(1)
Beginning Balance	$683,075	111,474	$6.13
Common stock issuance, net	614	369
Balance after share issuance activity	683,689	111,843	6.11
Dividends declared	(22,369)		(0.20)
Net change in accumulated other comprehensive income:
Hedges	164		—
Investment securities	2,756		0.03
Net income attributable to Company's common stockholders	15,957		0.14
Ending Balance	$680,197	111,843	$6.08

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of March 31, 2017 of 111,843,236.

Conference Call

On Thursday, May 4, 2017 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2017. The conference call dial-in number is (877) 312-8806. The replay will be available until Thursday, May 11, 2017 and can be accessed by dialing (855) 859-2056 and entering passcode 11950880. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

First quarter 2017 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is expected to be filed with the Securities and Exchange Commission on or about May 10, 2017. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and financial assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments, other commercial and residential real estate-related investments and Non-Agency RMBS. The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by prime jumbo mortgage loans including re-performing and non-performing loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to six separate Freddie Mac-sponsored multi-family loan K-Series securitizations in which the Company owns certain securities.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of March 31, 2017 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$8,441,230
Multi-family CDOs, at fair value	(8,052,428)
Net carrying value	388,802
Investment securities available for sale, at fair value	160,671
Total CMBS, at fair value	549,473
Mezzanine loan, preferred equity investments and investments in unconsolidated entities	157,764
Real estate under development (1)	18,741
Operating real estate held in consolidated variable interest entities, net	62,322
Mortgages and notes payable in consolidated variable interest entities	(54,917)
Financing arrangements, portfolio investments	(215,926)
Securitized debt	(28,528)
Cash and other	12,204
Net Capital in Multi-Family	$501,133

(1)	Included in the Company’s accompanying condensed consolidated balance sheets in receivable and other assets.

A reconciliation of our net interest income in multi-family investments to our consolidated financial statements for the three months ended March 31, 2017 is set forth below (dollar amounts in thousands):

Three Months Ended March 31, 2017
Interest income, multi-family loans held in securitization trusts	$61,304
Interest income, investment securities, available for sale (1)	2,510
Interest income, mezzanine loan and preferred equity investments (1)	3,071
Interest expense, multi-family collateralized debt obligation	53,932
Interest income, Multi-Family, net	12,953
Interest expense, investment securities, available for sale	1,513
Interest expense, securitized debt	698
Net interest income, Multi-Family	$10,742

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationships with its external managers; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including $44,512 and $43,897 held in securitization trusts as of March 31, 2017 and December 31, 2016, respectively, and pledged securities of $618,657 and $690,592, as of March 31, 2017 and December 31, 2016, respectively)	$834,037	$818,976
Residential mortgage loans held in securitization trusts, net	91,711	95,144
Distressed residential mortgage loans, net (including $160,999 and $195,347 held in securitization trusts as of March 31, 2017 and December 31, 2016, respectively)	447,834	503,094
Multi-family loans held in securitization trusts, at fair value	8,441,230	6,939,844
Derivative assets	114,653	150,296
Receivables for securities sold	1,301	—
Cash and cash equivalents	73,033	83,554
Investment in unconsolidated entities	72,970	79,259
Operating real estate held in consolidated variable interest entities, net	62,322	—
Mezzanine loan and preferred equity investments	96,475	100,150
Goodwill	25,222	25,222
Receivables and other assets	188,798	156,092
Total Assets (1)	$10,449,586	$8,951,631
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$702,309	$773,142
Financing arrangements, residential mortgage loans	172,397	192,419
Residential collateralized debt obligations	87,918	91,663
Multi-family collateralized debt obligations, at fair value	8,052,428	6,624,896
Securitized debt	147,612	158,867
Convertible notes	127,319	—
Mortgages and notes payable in consolidated variable interest entities	54,917	1,588
Derivative liabilities	359	498
Payable for securities purchased	141,894	148,015
Accrued expenses and other liabilities	64,687	64,381
Subordinated debentures	45,000	45,000
Total liabilities (1)	$9,596,840	$8,100,469
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	$72,397	$72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Common stock, $0.01 par value, 400,000,000 shares authorized, 111,843,236 and 111,474,521 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	1,119	1,115
Additional paid-in capital	749,209	748,599
Accumulated other comprehensive income	4,559	1,639
Accumulated deficit	(68,949)	(62,537)
Company's stockholders' equity	$845,197	$848,075
Non-controlling interest	$7,549	$3,087
Total equity	$852,746	$851,162
Total Liabilities and Stockholders' Equity	$10,449,586	$8,951,631

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2017 and December 31, 2016, assets of consolidated VIEs totaled $8,895,294 and $7,330,872, respectively, and the liabilities of consolidated VIEs totaled $8,372,324 and $6,902,536, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2017	2016
INTEREST INCOME:
Investment securities and other	$9,801	$8,434
Multi-family loans held in securitization trusts	61,304	63,532
Residential mortgage loans held in securitization trusts	1,242	837
Distressed residential mortgage loans	6,038	8,823
Total interest income	78,385	81,626

INTEREST EXPENSE:
Investment securities and other	5,569	3,849
Convertible notes	1,975	—
Multi-family collateralized debt obligations	53,932	57,200
Residential collateralized debt obligations	336	303
Securitized debt	2,115	2,131
Subordinated debentures	540	501
Total interest expense	64,467	63,984

NET INTEREST INCOME	13,918	17,642

OTHER INCOME (LOSS):
Recovery of loan losses	188	645
Realized (loss) gain on investment securities and related hedges, net	(1,223)	1,266
Realized gain on distressed residential mortgage loans, net	11,971	5,548
Unrealized gain (loss) on investment securities and related hedges, net	1,546	(2,490)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	1,384	818
Other income	2,839	3,073
Total other income	16,705	8,860

Base management and incentive fees	3,078	3,526
Expenses related to distressed residential mortgage loans	2,239	3,194
Other general and administrative expenses	4,887	2,640
Total general, administrative and other expenses	10,204	9,360

INCOME FROM OPERATIONS BEFORE INCOME TAXES	20,419	17,142
Income tax expense	1,237	191
NET INCOME	19,182	16,951
Net income attributable to non-controlling interest	—	—
NET INCOME ATTRIBUTABLE TO COMPANY	19,182	16,951
Preferred stock dividends	(3,225)	(3,225)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$15,957	$13,726

Basic income per common share	$0.14	$0.13
Diluted income per common share	$0.14	$0.13
Weighted average shares outstanding-basic	111,721	109,402
Weighted average shares outstanding-diluted	126,602	109,402

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net interest income	$13,918	$14,814	$15,518	$16,664	$17,642
Total other income	16,705	5,675	16,632	10,071	8,860
Total general, administrative and other expenses	10,204	7,220	8,705	9,936	9,360
Income from operations before income taxes	20,419	13,269	23,445	16,799	17,142
Income tax expense	1,237	375	163	2,366	191
Net income	19,182	12,894	23,282	14,433	16,951
Net loss (income) attributable to non-controlling interest	—	3	(14)	2	—
Net income attributable to Company	19,182	12,897	23,268	14,435	16,951
Preferred stock dividends	(3,225)	(3,225)	(3,225)	(3,225)	(3,225)
Net income attributable to Company's common stockholders	15,957	9,672	20,043	11,210	13,726
Basic income per common share	$0.14	$0.09	$0.18	$0.10	$0.13
Diluted income per common share	$0.14	$0.09	$0.18	$0.10	$0.13
Weighted average shares outstanding - basic	111,721	109,911	109,569	109,489	109,402
Weighted average shares outstanding - diluted	126,602	109,911	109,569	109,489	109,402

Book value per common share	$6.08	$6.13	$6.34	$6.38	$6.49
Dividends declared per common share	$0.20	$0.24	$0.24	$0.24	$0.24
Dividends declared per preferred share on Series B Preferred Stock	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Dividends declared per preferred share on Series C Preferred Stock	$0.4921875	$0.4921875	$0.4921875	$0.4921875	$0.4921875

Capital Allocation Summary

The following tables set forth our allocated capital by investment type as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi-Family	Distressed Residential	Residential Securitized Loans	Other	Total
At March 31, 2017
Carrying value	$420,124	$61,836	$733,383	$645,455	$91,711	$40,555	$1,993,064
Net capital allocated	$68,156	$68,135	$501,133	$282,487	$4,502	$(71,667)	$852,746
Three Months Ended December 31, 2016
Average interest earning assets	$441,013	$88,472	$457,943	$661,738	$97,480	$22,892	$1,769,538
Weighted average yield on interest earning assets	1.72%	3.24%	11.31%	4.69%	2.98%	6.92%	5.53%
Less: Average cost of funds	(1.16)%	(1.77)%	(4.55)%	(3.71)%	(1.49)%	—%	(2.83)%
Portfolio net interest margin	0.56%	1.47%	6.76%	0.98%	1.49%	6.92%	2.70%

At December 31, 2016
Carrying value	$441,472	$87,778	$628,522	$671,272	$95,144	$32,215	$1,956,403
Net capital allocated	$59,846	$76,880	$394,401	$257,903	$4,371	$57,761	$851,162
Three Months Ended December 31, 2016
Average interest earning assets	$462,229	$100,573	$377,751	$673,639	$102,280	$19,481	$1,735,953
Weighted average yield on interest earning assets	1.36%	0.49%	12.36%	5.48%	2.88%	5.98%	5.44%
Less: Average cost of funds	(1.22)%	(1.70)%	(5.54)%	(3.64)%	(1.26)%	—%	(2.81)%
Portfolio net interest margin	0.14%	(1.21)%	6.82%	1.84%	1.62%	5.98%	2.63%

At September 30, 2016
Carrying value	$479,359	$86,343	$561,207	$679,873	$99,426	$27,415	$1,933,623
Net capital allocated	$59,482	$87,845	$413,943	$258,659	$4,192	$38,959	$863,080
Three Months Ended September 30, 2016
Average interest earning assets	$491,843	$118,945	$341,637	$686,122	$108,641	$14,184	$1,761,372
Weighted average yield on interest earning assets	1.55%	4.11%	12.55%	5.48%	2.62%	5.95%	5.49%
Less: Average cost of funds	(0.58)%	(3.98)%	(6.55)%	(3.45)%	(1.24)%	—	(2.67)%
Portfolio net interest margin	0.97%	0.13%	6.00%	2.03%	1.38%	5.95%	2.82%

At June 30, 2016
Carrying value	$507,294	$114,007	$519,341	$655,968	$106,173	$24,015	$1,926,798
Net capital allocated	$69,961	$92,471	$431,084	$256,619	$4,320	$12,588	$867,043
Three Months Ended June 30, 2016
Average interest earning assets	$522,651	$132,453	$315,531	$595,455	$116,258	$9,196	$1,691,544
Weighted average yield on interest earning assets	1.62%	8.18%	12.35%	6.11%	2.58%	5.39%	5.80%
Less: Average cost of funds	(0.71)%	(2.51)%	(6.73)%	(3.90)%	(1.13)%	—	(2.59)%
Portfolio net interest margin	0.91%	5.67%	5.62%	2.21%	1.45%	5.39%	3.21%

At March 31, 2016
Carrying value	$531,572	$188,251	$473,745	$555,233	$113,186	$18,899	$1,880,886
Net capital allocated	$78,387	$101,895	$383,733	$350,150	$4,295	$(43,452)	$875,008
Three Months Ended March 31, 2016
Average interest earning assets	$573,605	$137,546	$286,051	$563,001	$121,152	$5,420	$1,686,775
Weighted average yield on interest earning assets	1.71%	10.58%	12.09%	6.30%	2.46%	5.83%	5.79%
Less: Average cost of funds	(0.95)%	(2.48)%	(7.29)%	(4.18)%	(1.05)%	—	(2.46)%
Portfolio net interest margin	0.76%	8.10%	4.80%	2.12%	1.41%	5.83%	3.33%